Exhibit 10.1

AMENDMENT #1 TO

THE LOAN AND SECURITY AGREEMENT

This amendment (the “Amendment”) to the Loan Agreement dated August 15, 2023 (the “Agreement”), entered into by and between Hyperscale Data, Inc., a Delaware corporation (formerly, Ault Alliance, Inc.) (“AAI”) and TurnOnGreen, Inc., a Nevada corporation (formerly, Imperalis Holding Corp.) (the “Borrower”), is dated September 26, 2024. All capitalized terms in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, AAI and the Borrower previously entered into the Agreement to provide a non-revolving line of credit by AAI to Borrower of up to $2 million (the “Credit Limit”) through December 31, 2023 (the “Credit Termination Date”);

WHEREAS, AAI has extended credit through Advances to the Borrower above the Credit Limit and beyond the Credit Termination Date, inclusive of amounts previously loaned pursuant to the Agreement, amounts related to the allocation of corporate overhead, and accrued interest as set forth on Schedule A attached hereto (the “Additional Advances”); and

WHEREAS, AAI and the Borrower desire to amend the Agreement, to, among other things, (i) increase the Credit Limit, (ii) extend the Credit Termination Date and (iii) amend the Agreement to include the Additional Advances as loans.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

1.	The definition of “Advances” in Section 1.1 of the Agreement is hereby amended to include all Additional Advances.

2.	The definition of “Non-Revolving Line” in Section 1.1 of the Agreement is hereby deleted and replaced in its entirety by the following:

“Non-Revolving Line” means Credit Extension of up to Eight Million Dollars ($8,000,000) granted by AAI to Borrower.

3.	Section 2.6 of the Agreement is hereby deleted and replaced in its entirety by the following:

“2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or AAI has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, AAI shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. After December 31, 2026, AAI will not be obligated to make any further Advances.”

4.	Notwithstanding the date of execution hereunder, this Amendment shall be deemed effective as of December 31, 2023, and AAI confirms and acknowledges that no Event of Default occurred under the Agreement as a result of any lapse of time between December 31, 2023 and the date of execution of this Amendment.

5.	This Amendment shall be binding on AAI and the Borrower and all of their respective successors, heirs, personal representatives and assigns and permitted transferees.

6.	Except as amended hereby, the Agreement shall remain unmodified and is hereby ratified in all respects.

7.	This Amendment may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Agreed this 26th day of September, 2024.

HYPERSCALE DATA, INC.		TURNONGREEN, INC.

By:		By:
	William B. Horne		Amos Kohn
	Chief Executive Officer		Chief Executive Officer

SCHEDULE A

Short Term Advances, Hyperscale Data, Inc.
From November 2023 to Sept 26, 2024

Date	Memo	Total Amount
11/30/2023	Advances	$25,296.83
12/5/2023	Advances	$71,697.34
12/8/2023	Advances	$26,000.00
12/21/2023	Advances	$26,000.00
12/31/2023	Interest Expense	$11,000.00
12/31/2023	Overhead allocation	$20,000.00
12/31/2023	Interest Expense	$35,909.00
12/31/2023	Advances	$50,000.00
12/31/2023	Overhead allocation	$142,000.00
1/2/2024	Advances	$71,697.34
1/4/2024	Advances	$26,000.00
1/19/2024	Advances	$50,000.00
2/1/2024	Advances	$71,697.34
2/2/2024	Advances	$50,000.00
2/12/2024	Advances	$65,000.00
2/16/2024	Advances	$50,000.00
3/1/2024	Advances	$50,000.00
3/1/2024	Advances	$71,697.34
3/1/2024	Advances	$113,300.00
3/15/2024	Advances	$50,000.00
3/27/2024	Advances	$50,000.00
3/31/2024	Interest Expense	$68,302.00
3/31/2024	Overhead allocation	$103,000.00
4/1/2024	Advances	$71,697.34
4/12/2024	Advances	$50,000.00
4/26/2024	Advances	$50,000.00
5/1/2024	Advances	$71,697.34
5/14/2024	Advances	$25,750.00
6/4/2024	Advances	$71,697.34
6/10/2024	Advances	$50,000.00
6/28/2024	Advances	$50,000.00
6/30/2024	Interest Expense	$85,041.00
6/30/2024	Overhead allocation	$103,000.00
7/17/2024	Advances	$507.45
7/17/2024	Advances	$16,914.85
7/18/2024	Advances	$71,697.34
7/30/2024	Advances	$51,500.00
8/5/2024	Advances	$71,697.34
8/9/2024	Advances	$25,000.00
8/12/2024	Advances	$25,750.00
9/3/2024	Advances	$71,697.34

		$2,262,244.53